                                                                       Exhibit E
                                                                       ---------


     THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES ACTS AND
                                  ---
     MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES ACTS WITH RESPECT TO SUCH SECURITY IS EFFECTIVE OR UNLESS THE MAKER IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITY MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACTS AND SUCH STATE ACTS.



                                PROMISSORY NOTE



$260,000                                                       January 11, 2000



     FOR VALUE RECEIVED, the undersigned, Fountainhead Development Corp., Inc., a Georgia corporation (the "Borrower"), hereby unconditionally promises to pay to the order of N. Russell Walden, an individual resident of the State of Georgia (the "Lender"), at 3190 Ridgewood Road, N.W., Atlanta, Georgia 30327, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO HUNDRED SIXTY THOUSAND DOLLARS ($260,000).

     The principal amount hereof shall be due and payable by Borrower in full no later than January 11, 2002.

     Interest on the outstanding unpaid principal amount hereof shall accrue at a rate per annum equal to six percent (6%) and shall be payable on a quarterly basis, commencing March 31, 2000 and due on the last day of every calendar quarter thereafter for the term of this Note. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.

     The Borrower shall have the right to prepay without penalty the outstanding principal amount hereof in whole at any time or in part from time to time after the date hereof. On the date of any such prepayment, the Borrower shall pay outstanding accrued interest on the amount so prepaid to the date of prepayment. Any such prepayment in part shall be applied to the installments due hereunder in inverse order of maturity. The Borrower shall have the right to set off against any amounts due under this Note any amounts due from the Lender to the Borrower, whether under the Purchase Agreement of even date herewith between the Borrower and Lender or otherwise.

     In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall, to the extent permitted by law, (a) be applied as a credit against the outstanding principal balance hereof or accrued and unpaid interest hereon, or (b) refunded to the Borrower.

     Each of the following events shall constitute an Event of Default hereunder:

          (a) if the Borrower fails to pay any principal of or interest on this Note when the same shall become due and payable and such failure continues for a period of ten (10) days after the Lender delivers written notice thereof to the Borrower;

          (b) if the Borrower fails to perform any of its duties or obligations as specified in any agreement now or hereafter existing between the Borrower and the Lender and such failure continues for a period of thirty
     (30) days after the Lender delivers written notice thereof to the Borrower;

          (c) if the Borrower shall generally not pay its debts as such debts become due, or admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors;

          (d) if any proceeding is instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or for any substantial part of its property (and, in the case of any such proceeding instituted against the Borrower, should the same remain undismissed or unstayed for a period of sixty (60) days), or should the Borrower take corporate action to authorize any of the actions set forth in this clause (d); or

          (e)  if the Borrower is liquidated or dissolved.

     Upon the occurrence of any Event of Default under clauses (d) or (e) of the preceding paragraph, then all outstanding principal hereof and interest hereon shall, without notice, demand or any other action on the part of the Lender, become immediately due and payable. Upon the occurrence of any other Event of Default, then at the Lender's option, by written notice to the Borrower, all outstanding principal hereof and interest hereon shall become immediately due and payable. During any period that the Borrower shall have failed to make payment of any principal or interest due hereunder or during the existence of any Event of Default hereunder, then in the

Lender's sole discretion, the interest rate hereon may be increased to a rate per annum equal to seven percent (7%) until such payment is made or Event of Default is cured by the Borrower or waived in writing by the Lender.

     The Borrower hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest or nonpayment and all other notices in connection with this Note.

     If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees actually incurred, shall be payable by the undersigned.

     THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT ATLANTA, GEORGIA AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF GEORGIA.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, provided that the Lender shall not assign this Note in whole or in part without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns.

     WITNESS the hand and seal of the undersigned, as of the date first above written.


                                    FOUNTAINHEAD DEVELOPMENT
                                         CORP.,  INC.


                                    By: /s/ Donald Panoz
                                       -------------------------
                                       Donald Panoz
                                       Chairman